Exhibit 10.21.3

Execution Version
AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT, dated as of February 4, 2021 (this “Security Agreement”), is by and among Crimson Midstream Operating, LLC, a Delaware limited liability company (“Crimson Operating”), Corridor MoGas, Inc., a Delaware corporation (“Corridor MoGas” and, along with Crimson Operating, each a “Borrower” and collectively the “Borrowers”), Crimson Midstream Holdings, LLC, a Delaware limited liability company (“Holdings”), MoGas Debt Holdco LLC, a Delaware limited liability company (“MoGas Holdco”), MoGas Pipeline LLC, a Delaware limited liability company (“MoGas Pipeline”), CorEnergy Pipeline Company, LLC, a Delaware limited liability company (“CorEnergy Pipeline”), United Property Systems, LLC, a Delaware limited liability company (“United Property”), Crimson Pipeline, LLC, a California limited liability company (“Crimson Pipeline”), Cardinal Pipeline, L.P., a California limited partnership (“Cardinal Pipeline”), together with the Borrowers, Holdings, MoGas Holdco, MoGas Pipeline, CorEnergy Pipeline, United Property, Crimson Pipeline, Cardinal Pipeline, and any other entity that becomes a guarantor under the Credit Agreement (as hereinafter defined), the “Grantors” and individually, each a “Grantor”), and Wells Fargo Bank, National Association, as Administrative Agent for the ratable benefit of itself and the other Secured Parties.

RECITALS

A.          This Security Agreement is entered into in connection with that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto from time to time, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative  Agent”), as swingline lender (in such capacity, the “Swingline Lender”) and as issuing bank (in such capacity, the “Issuing Bank”), and the other parties from time to time party thereto, which amended and restated that certain Credit Agreement dated as of February 19, 2016 among Crimson Midstream, Crimson Pipeline, Cardinal Pipeline, Parent, Crimson Gulf, LLC, a Delaware limited liability company, Crimson Jolliet, LLC, a Delaware limited liability company, Crimson Louisiana Pipeline, LLC, a Delaware limited liability company, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Existing Administrative Agent”, and the lenders and other parties thereto (as amended, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Agreement”).

B.          Pursuant to the Existing Credit Agreement, certain of the Grantors and the Existing Administrative Agent entered into that certain Security Agreement dated as of February 19, 2016 (as amended, restated, amended and restated, replaced, modified and/or supplemented prior to the date hereof, the “Existing Security Agreement”) to secure the Existing Obligations (as hereinafter defined).

C.          Crimson Operating has requested that the “Obligations” (as defined in the Existing Credit Agreement, herein, the “Existing Obligations”) be bifurcated to reflect the separation of certain operations and entities in the Gulf of Mexico (and the State of Louisiana) and the State of California, with a portion of the Existing Obligations being allocated to the

Borrowers and the Guarantors and a portion of the Existing Obligations being allocated to Crescent Midstream Operating, LLC (the “Louisiana Borrower”), Crescent Midstream Holdings, LLC, and the Louisiana Borrower’s Subsidiaries (collectively, the “Louisiana Loan Parties”).

D.          To bifurcate the Existing Obligations, the Louisiana Loan Parties will become a party to that certain Amended and Restated Credit Agreement, dated as of the Closing Date, by and among the Louisiana Loan Parties, JPMorgan Chase Bank, N.A., as administrative agent, the lenders and other parties thereto, which shall amend and restate that portion of the Existing Credit Agreement which relate to the rights and obligations of the Louisiana Loan Parties (the “Amended and Restated Louisiana Credit Agreement”), which shall be secured by certain of the Louisiana Loan Parties pursuant to an Amended and Restated Security Agreement dated as of the date hereof (the “Amended and Restated Louisiana Security Agreement”).

E.          Each Grantor will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents, (ii) the Hedge Contracts entered into by certain of the Loan Parties and/or their Subsidiaries with a Swap Counterparty and (iii) the Banking Services provided to certain of the Loan Parties by Banking Service Providers.

F.          It is a requirement under the Credit Agreement that the Grantors shall secure the due payment and performance of all Secured Obligations by entering into this Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Grantor hereby agrees with the Administrative Agent for the benefit of the Secured Parties that the Existing Security Agreement is hereby amended and restated in its entirety as follows:

Section 1          Definitions; Interpretation.  (a) All capitalized terms not otherwise defined in this Security Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.   Any terms used in this Security Agreement that are defined in the UCC (as defined below) and not otherwise defined herein or in the Credit Agreement shall have the meanings assigned to those terms by the UCC. The following terms shall have the meanings specified below:

          “Accounts” means an “account” as defined in the UCC; and all of any Grantor’s rights to payment for Goods sold or leased, services performed, or otherwise, whether now in existence or arising from time to time hereafter, including rights arising under any of the Contracts or evidenced by an account, note, contract, security agreement, Chattel Paper (including tangible Chattel Paper and electronic Chattel Paper), or other evidence of indebtedness or security, together with all of the right, title and interest of any Grantor in and to (i) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (ii) all of any Grantor’s right, title and interest in and to any Goods or services, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney granted to any Grantor for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any Grantor or any computer bureau from time to time acting for any Grantor, (vi) all evidences of the filing of financing statements and other statements granted to any Grantor and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

          “Collateral” has the meaning set forth in Section 2(a) of this Security Agreement.

          “Contract Documents” means all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.

          “Contract Rights” means (i) all (A) of any Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to any Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of any Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of any Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the opinion of the Administrative Agent, may be necessary or advisable in connection with any of the foregoing.

          “Contracts” means all contracts to which any Grantor now is, or hereafter will be bound, or to which such Grantor is or hereafter will be a party, beneficiary or assignee, all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

          “Document” means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of Goods, any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the Goods it covers and any other item constituting a “document” under the UCC.

          “Equipment” means any equipment now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “equipment” under the UCC, and all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

          “Existing Credit Agreement” has the meaning assigned to such term in the recitals of this Security Agreement.

          “Existing Security Agreement” has the meaning assigned to such term in the recitals of this Security Agreement.

          “Fixtures” means any fixtures now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “fixtures” under the UCC, and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

          “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

          “General Intangibles” means all general intangibles now or hereafter owned by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, and all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of any Grantor’s business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which any Grantor is now or hereafter may be entitled.

          “Instrument” means an “instrument” as defined in the UCC, and any Negotiable Instrument, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment (other than Instruments constituting Chattel Paper).

          “Insurance Contracts” means all contracts and policies of insurance and re-insurance maintained or required to be maintained by or on behalf of any Grantor under the Loan Documents.

          “Inventory” means all of the inventory of any Grantor, or in which any Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished, and all materials usable in processing the same and all documents of title covering any inventory, including work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and products of such inventory in any form whatsoever, and any item constituting “inventory” under the UCC.

          “Inventory Records” means all books, records, other similar property and General Intangibles at any time relating to Inventory.

          “Investment Property” means “investment property” as defined in the UCC, and all securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts, and Commodity Accounts.

          “Proceeds” means all “proceeds” as defined in the UCC of any or all of the Collateral, and (i) any and all proceeds of, all claims for, and all rights of any Grantor to receive the return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (iii) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (iv) all claims of any Grantor for damages arising out of, or for breach of or default under, any Collateral, (v) all rights of any Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          “Secured Obligations” means all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise, including any post-petition interest in the event of a bankruptcy, to the extent such interest is enforceable by law.

(b)          All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Section, Schedule, and Annex references are to Sections of and Schedules and Annexes to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. As used herein, the term “including” means “including, without limitation”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

Section 2          Assignment, Pledge and Grant of Security Interest.

(a)          As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, each Grantor hereby assigns, pledges, and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and continuing security interest in all of such Grantor’s right, title and interest in, to and under, all personal property and interests in such personal property, whether now owned or hereafter acquired by such Grantor and wherever located and whether now or hereafter existing or arising (collectively, the “Collateral”), including, without limitation:

(i)           all Contracts, all Contract Rights (including, without limitation, pursuant to any Permitted Intercompany Debt), Contract Documents (including, without limitation, Contract Documents evidencing the Permitted Intercompany Debt) and Accounts associated with such Contracts and each and every document granting security to such Grantor under any such Contract;

(ii)          all Accounts;

(iii)         all Inventory and Inventory Records;

(iv)         all Equipment;

(v)          all General Intangibles;

(vi)         all Investment Property including without limitation all Securities Accounts;

(vii)        all Fixtures;

(viii)       all Letters of Credit, Letter-of-Credit Rights and Supporting Obligations;

(ix)         all Commercial Tort Claims including without limitation those described on Schedule 1 attached hereto;

(x)          all Instruments (including, without limitation, Instruments evidencing the Permitted Intercompany Debt);

(xi)         all Documents (including, without limitation, Documents evidencing the Permitted Intercompany Debt);

(xii)        all Deposit Accounts and checking, savings, and other accounts of such Grantor and all other accounts held in the name of such Grantor;

(xiii)       all amounts from time to time held in any Deposit Accounts and checking, savings, and other accounts of such Grantor, including, if applicable, all moneys,

Proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts;

(xiv)       any Permits now or hereafter held by such Grantor;

(xv)        any right to receive a payment under any Hedge Contract in connection with a termination thereof;

(xvi)       (A) all policies of insurance and Insurance Contracts, now or hereafter held by or on behalf of such Grantor, including casualty and liability, business interruption, and any title insurance, (B) all Proceeds of insurance, and (C) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;

(xvii)      any and all Liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or Contract that is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or Contract is granted hereunder;

(xviii)     any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper or Contract that is pledged hereunder;

(xix)       without limiting the generality of the foregoing, all other personal property, Goods, Instruments, Chattel Paper, Documents, Fixtures, credits, claims, demands and assets of such Grantor whether now existing or hereafter acquired from time to time;

(xx)        all books and records relating to the Collateral; and

(xxi)       any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the items described above in this Section 2;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, (A) this Security Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, (1) any of the outstanding Voting Securities of any direct or indirect Subsidiary that is organized or incorporated outside of the United States of America and treated as a “controlled foreign corporation” as defined in Section 957 of the Code in excess of 65% of such Voting Securities, (2) any right or interest in any Equipment subject to Liens that are permitted pursuant to Section 6.01(b) of the Credit Agreement (the “Encumbered Equipment”), Contract or Permit of any Grantor to the extent that a grant or perfection of a Lien in favor of the Administrative Agent in any such Encumbered Equipment, Contract or Permit is prohibited by or would result in a breach or termination of, and would, in and of itself, cause or result in a default under, the documentation governing such Liens or the Debt secured by such Liens, enabling another Person party to such purchase contract or lease relating to Encumbered Equipment,

Contract or Permit to enforce any remedy with respect thereto; provided that the exclusion set forth in this clause (2) shall not apply (i) if such breach, termination or default or the applicable prohibition could be avoided or waived, as applicable, upon the applicable Grantor obtaining the consent of any Grantor or its respective Affiliates, including, without limitation, in the case of affiliate and intercompany agreements, (ii) if such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such Encumbered Equipment, Contract or Permit, or (iii) to the extent that any described prohibition is unenforceable under Sections 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law (including applicable Debtor Relief Laws); provided further, that immediately upon the ineffectiveness, lapse or termination of any such provision such Grantor shall be deemed to have granted such security interest in all its right, title and interest in and to such items described in this clause (2) as if such provision had never been in effect, (3) Excluded Accounts, and (4) any “Pledged Collateral” as such term is defined in the Pledge Agreement (any such items described in clauses (1) through (4) above shall be referred to herein as “Excluded Collateral”) and (B) the representations, warranties and covenants contained in this Agreement shall not apply to any “Pledged Collateral” as such term is defined in the Pledge Agreement; provided, however, that “Excluded Collateral” shall not include the right to receive any Proceeds arising therefrom or any Proceeds, substitutions or replacements of any Excluded Collateral (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Collateral).

(b)          Notwithstanding any provision in this Agreement to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) with a fair market value of less than $100,000 and located within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 included in the definition of “Collateral” (as herein defined) and no such Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement.

(c)          Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Administrative Agent and the other Secured Parties that the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the Liens and security interest granted to the Administrative Agent hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provision of any other applicable law.

Section 3          Representations and Warranties.  Each Grantor hereby represents and warrants the following to the Administrative Agent and the other Secured Parties as of the date hereof and the date any Advance or Swingline Loan is made, or any Letter of Credit is issued:

 (a)          Organizational Information; Locations of Books and Records.  Such Grantor’s legal name, sole jurisdiction of formation, and type of organization are as set forth in Schedule 2 attached hereto.  Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business) are as set forth in Schedule 2 attached hereto. Except as set forth on Schedule 2, such Grantor has not conducted business under any name other than its current legal name during the last five years prior to the date of this Security Agreement. The U.S. federal tax identification number of such Grantor and the organizational number, if applicable, of such Grantor are as set forth in Schedule 2. All material books and records concerning the Collateral applicable to such Grantor are located at the address(es) for such Grantor on such Schedule 2.

(b)          Title; Other Liens.  Such Grantor owns, leases or has valid rights to use all presently existing Collateral, and will acquire or lease or otherwise have valid rights to use all hereafter acquired Collateral pledged by such Grantor free and clear of any Lien, except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be, on file in any recording office, except (i) in connection with this Security Agreement or the other Loan Documents, (ii) in connection with any Permitted Liens or (iii) for which satisfactory releases have been received by the Administrative Agent.

(c)          Lien Priority and Perfection.

(i)         This Security Agreement creates valid and continuing security interests in the Collateral, securing the payment and performance of all the Secured Obligations. Upon the filing of financing statements with the jurisdiction(s) listed in Schedule 3, the security interests granted to the Administrative Agent hereunder will constitute valid first-priority perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Liens.

(ii)         No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with any Governmental Authority is required (A) for the grant by such Grantor of the pledge, assignment, and security interest granted hereby or for the execution, delivery, or performance of this Security Agreement by such Grantor, (B) for the validity, perfection, or maintenance of the pledge, assignment, Lien, and security interest created hereby (including the first-priority (subject to Permitted Liens) nature thereof), except for security interests that cannot be perfected by filing a financing statement under the UCC, or (C) for the exercise by the Administrative Agent of the rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (1) those filings and actions described in Section 3(c)(i), (2) appropriate filings to perfect the security interest created hereby in any intellectual property, and (3) the notation of a Lien in favor of the Administrative Agent on any motor vehicle certificate of title.

(d)          Inventory and Equipment.  All Equipment and Inventory of such Grantor is located at the chief executive office of such Grantor or such other location listed on Schedule 4 hereto, except for Equipment or Inventory which in the ordinary course of business, is (i) in transit between locations, (ii) being repaired by a third party or (iii) in the possession of any bailee or warehouseman, the names and addresses of which are listed on Schedule 4 hereto.

(e)          Instruments, Chattel Paper and Documents.  Except as set forth on Schedule 5 hereto, as of the Closing Date, no material Document included in the Collateral, Chattel Paper included in the Accounts, nor any records pertaining to the Collateral exist which have not been marked with a legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such Document, Chattel Paper, or record is subject to the pledge, assignment, and security interest granted hereby.  As of the Closing Date, (a) no Collateral with a face value in excess of $250,000 is evidenced by a promissory note or other Instrument or Chattel Paper (other than any such Collateral related to the Permitted Intercompany Debt) other than the Collateral listed on Schedule 5 hereto and (b) with respect to the Collateral listed on Schedule 5 hereto, such Collateral has been duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent and delivered and pledged to the Administrative Agent; provided that, notwithstanding the foregoing, any promissory note or other similar Document evidencing the Permitted Intercompany Debt, or any portion thereof, shall be delivered by the applicable Grantors to the Administrative Agent promptly after the Closing Date.

(f)          Deposit Accounts, Commodity Accounts and Securities Accounts.  Such Grantor (a) as of the Closing Date, does not own or have any right or claim in any Deposit Accounts, Commodity Accounts or Securities Accounts other than those listed on Schedule 6 hereto, and (b) as of the date set forth in clause (B) of Section 4(a)(iv) and any time thereafter, has entered into a duly authorized, executed and delivered Account Control Agreement with respect to each of its Deposit Accounts, Commodity Accounts or Securities Accounts (other than Excluded Accounts).

(g)          Commercial Tort Claims.  As of the Closing Date, all Commercial Tort Claims owned by any Grantor are listed on Schedule 1 hereto.

(h)          Letter-of-Credit Rights.  As of the Closing Date, all Letters of Credit under which the Grantor is a beneficiary are listed on Schedule 7 hereto.

(i)          Intellectual Property.  Except as identified on Schedule 8, no Grantor owns any federally-registered intellectual property. The registration of Grantors’ federally-registered intellectual property is valid and in full force and effect, and no Grantor has authorized or enabled another Person to use any of its material federally-registered intellectual property.

(j)          Transmitting Utility Status.  Except as identified on Schedule 9, each of the Grantors is a “transmitting utility” as defined in Section 9-102(a)(80) of the UCC.

Section 4          Covenants.

(a)          Further Assurances.

(i)          Each Grantor agrees that at the sole cost and expense of the Grantors, such Grantor will maintain the security interest created by this Security Agreement in the Collateral as a perfected first priority security interest (subject to Permitted Liens) and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Liens). Upon the reasonable request of the Administrative Agent, each Grantor agrees that from time to time, at its expense, such Grantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable in order to perfect and protect any pledge, assignment, or security interest granted or intended to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor (A) at the reasonable request of Administrative Agent, shall execute such instruments, endorsements or notices, as may be reasonably necessary or desirable in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby, (B) shall, at the reasonable request of the Administrative Agent, mark conspicuously each material Document included in the Collateral, each Chattel Paper included in the Accounts, and each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such Document, Chattel Paper, or record is subject to the pledge, assignment, and security interest granted hereby, (C) shall, if any Collateral with a face value in excess of $250,000 shall be evidenced by a promissory note or other Instrument or Chattel Paper, deliver, no later than the date of the next delivery of a Compliance Certificate, and pledge to the Administrative Agent hereunder such promissory note, Instrument or Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent, and (D) authorizes the Administrative Agent to file any financing statements, amendments or continuations without the signature of such Grantor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Security Agreement (including, without limitation, financing statements using an “all assets” or “all personal property” collateral description) and to file filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office or any similar office in any other country) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor in any intellectual property, without the signature of such Grantor, and naming such Grantor, as debtor, and the Administrative Agent, as secured party.

(ii)         Each Grantor shall pay all filing, registration and recording fees and all re-filing, re-registration and re-recording fees, and all other reasonable and documented out-of-pocket expenses incident to the execution and acknowledgment of this Security Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Security Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

(iii)        If any Inventory of any Grantor is at any time in the possession of a bailee or warehouseman or being repaired by a third party, excluding any Inventory from time to time in transit, such Grantor shall promptly, and in any event no later than the date of the next delivery of a Compliance Certificate, notify the Administrative Agent thereof and update Schedule 4 hereto and, if requested by the Administrative Agent, shall use commercially reasonable efforts to obtain an acknowledgement from the bailee, warehouseman or landlord a waiver and consent, in form and substance reasonably satisfactory to the Administrative Agent, that the bailee, warehouseman or landlord, as applicable, holds such Collateral for the benefit of the Secured Parties, and that such bailee, warehouseman or landlord, as applicable, waives any Liens it has in such Collateral, and, in each case, shall act upon the instructions of the Administrative Agent, without further consent of such Grantor.

(iv)        No Grantor shall hereafter establish and maintain any Deposit Account, Commodity Account or Securities Account unless (i) the applicable Grantor shall have given the Administrative Agent ten (10) Business Days’ prior written notice of its intention to establish such new Deposit Account, Commodity Account or Securities Account and (ii) contemporaneously therewith (or by such later date as agreed to by the Administrative Agent in its sole discretion), such Grantor has delivered an executed Account Control Agreement with respect to such Deposit Account, Commodity Account or Securities Account.

(v)         Each Grantor shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify the Administrative Agent of any Commercial Tort Claim acquired by it that is reasonably anticipated to result in a recovery in excess of (i) individually, equal to or greater than $250,000, or (ii) in the aggregate, equal to or greater than $500,000 and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment of this Security Agreement granting to the Administrative Agent a first priority security interest in such Commercial Tort Claims.

(vi)         If any Grantor is at any time a beneficiary under any Letters of Credit now or hereafter issued in favor of such Grantor with a face value in excess of (i) individually, equal to or greater than $250,000, or (ii) in the aggregate, equal to or greater than $500,000, such Grantor shall promptly notify the Administrative Agent thereof and such Grantor shall, at the request of the Administrative Agent, pursuant to an agreement in form and substance reasonably acceptable to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Administrative Agent of, and to pay to the Administrative Agent, the proceeds of, any drawing under the Letter of Credit or (ii) arrange for the Administrative Agent to become the beneficiary of such letter of Credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

(b)          Change of Legal Name; State of Formation.  Each Grantor shall give the Administrative Agent at least 15 days’ (or such shorter period as permitted by the Administrative Agent) prior written notice before it (i) in the case of any Grantor that is not a “registered organization” (as such term is defined in Section 9-102 of the UCC), changes the location of its principal place of business and chief executive office, (ii) changes the location of its jurisdiction of formation or organization, as applicable, or (iii) changes its legal name. Each Grantor will provide the Administrative Agent prompt written notice (A) of any change in the location of any material Collateral that consists of Equipment, Inventory, or original copies of any Chattel Paper evidencing Accounts or (B) if it uses a trade name other than its current name used on the date hereof; provided, however, that no such notice is required if the new location of such Collateral is listed on Schedule 2 or 4. Other than as permitted under the Credit Agreement, or as permitted in the preceding sentence, no Grantor shall amend its legal name or change its jurisdiction of incorporation, organization or formation.

(c)          Right of Inspection.  Each Grantor shall hold and preserve, at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, Instruments, Chattel Paper, Contracts, and records with respect to the Accounts, and, without duplication or limitation of Section 5.08 of the Credit Agreement, will permit representatives of the Administrative Agent, upon reasonable advance notice, at any time during normal business hours to inspect and copy them. At the Administrative Agent’s request, each Grantor shall promptly deliver copies of any and all such records to the Administrative Agent.

(d)          Liability Under Contracts and Accounts.  Notwithstanding anything in this Security Agreement to the contrary, (i) the execution of this Security Agreement shall not release any Grantor from its obligations and duties under any of the Contract Documents, Accounts or any other Contract or Instrument which is part of the Collateral, (ii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Contract Documents, Accounts, or any other Contract or Instrument which is part of the Collateral, and (iii) the Administrative Agent shall not have any obligation or liability under any Contract Documents, Accounts, or any other Contract or Instrument which is part of the Collateral by reason of the execution and delivery of this Security Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(e)          Transfer of Certain Collateral; Release of Certain Security Interest.  Each Grantor agrees that it shall not sell, assign, or otherwise dispose of any Collateral, except as otherwise permitted under the Credit Agreement. The Administrative Agent shall promptly, at the Grantors’ expense, execute and deliver all further instruments and documents, and take all further action that a Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Credit Agreement.

(f)          Accounts.  Each Grantor agrees that it will use commercially reasonable efforts to ensure that each Account (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligations of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be; in all material respects, enforceable in accordance with its terms, (iii) is not and will not be subject to any material setoffs, defenses, taxes, counterclaims, except in the ordinary course of business, (iv) is and will be, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign, and (v) which if evidenced by Chattel Paper, will not require the consent of the account debtor in respect thereof in connection with its assignment hereunder.

(g)          Negotiable Instruments.  If any Grantor shall at any time hold or acquire any Negotiable Instruments, including promissory notes, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(h)          Intellectual Property.  Each Grantor shall, with respect to any federally-registered intellectual property obtained by any Grantor after the Closing Date, contemporaneously with the next delivery of a Compliance Certificate in accordance with the Credit Agreement, provide to Administrative Agent written notice thereof and confirm Administrative Agent’s Lien and security interest therein by execution of an instrument in form and substance reasonably acceptable to the Administrative Agent.

(i)          Other Covenants of Grantor.  Each Grantor agrees that (i) any action or proceeding to enforce this Security Agreement may be taken by the Administrative Agent either in such Grantor’s name or in the Administrative Agent’s name, as the Administrative Agent may deem necessary, and (ii) such Grantor will, until the Security Termination has occurred, warrant and defend its title to the Collateral and the interest of the Administrative Agent in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to cause a Material Adverse Change with respect to such Grantor’s title to, or the Administrative Agent’s right or interest in, such Collateral.

(j)          Permitted Intercompany Debt.  MoGas Holdco agrees that, without the prior written consent of the Administrative Agent, it shall not:

(i)          Assign, pledge or otherwise transfer any of its rights under or interests in any Permitted Intercompany Debt, except for liens on any Permitted Intercompany Debt granted in favor of Administrative Agent pursuant to the Loan Documents;

(ii)          amend, restate, amend and restate, supplement or otherwise modify or waive any Permitted Intercompany Debt;

(iii)        enforce or exercise, or seek to enforce or exercise, any of its applicable rights and remedies as a debtor or secured party with respect to any Permitted Intercompany Debt, including under any instruments or agreements evidencing or securing any Permitted Intercompany Debt; or

(iv)        receive, or require that any other Loan Party make, any Restricted Payments in respect of any Permitted Intercompany Debt, except to the extent such Restricted Payments are permitted pursuant to Section 6.05 of the Credit Agreement; provided, however, interest payments that are paid-in-kind, and not in cash, shall be permitted to the extent provided under the documents evidencing the Permitted Intercompany Debt.

Section 5          Termination of Security Interest.  Upon the occurrence of the Security Termination, the security interest granted hereby and each Grantor’s duties and obligations hereunder shall terminate and all rights to the Collateral shall revert to the applicable Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Administrative Agent will promptly, at the Grantors’ expense, execute and deliver to the applicable Grantor such documents (including, without limitation, UCC-3 termination statements) as such Grantor shall reasonably request to evidence such termination.

Section 6          Reinstatement.  If, at any time after the Security Termination has occurred, any payments on the Secured Obligations previously made must be disgorged by any Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor or any other Person, this Security Agreement and the Administrative Agent’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Grantor shall sign and deliver to the Administrative Agent all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Administrative Agent’s security interest. EACH GRANTOR SHALL DEFEND AND INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 6 (INCLUDING REASONABLE AND DOCUMENTED OUT-OF-POCKET ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  THE LIABILITIES OF EACH GRANTOR AS SET FORTH IN THIS SECTION 6 SHALL SURVIVE THE TERMINATION OF THIS SECURITY AGREEMENT.

Section 7          Remedies upon Event of Default.

(a)          If any Event of Default has occurred and is continuing, the Administrative Agent may (and shall at the written request of the Required Lenders) (i) proceed to protect and enforce the rights vested in it by this Security Agreement or otherwise available to it, including but not limited to, the right to cause all revenues and other moneys pledged hereby as Collateral to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contract Documents, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law; (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted and enforce any rights hereunder or included in the Collateral, subject to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as may be commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Administrative Agent may be a purchaser on behalf of the

Secured Parties or on its own behalf at any such sale and that the Administrative Agent, any other Secured Party, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption of any Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (iv) incur reasonable expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Security Agreement; (v) perform any obligation of any Grantor hereunder and make payments, purchase, contest or compromise any encumbrance, charge or Lien, and pay taxes and expenses, without, however, any obligation to do so; (vi) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same, without, however, any obligation to do so, and enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Secured Parties for any costs or expenses incurred hereunder or under any of the Loan Documents or any of the Hedge Contracts or agreements in respect of Banking Services Obligations secured hereby and to the payment or performance of any Grantor’s obligations hereunder or under any of the Loan Documents or any of the Hedge Contracts or agreements in respect of Banking Services Obligations secured hereby, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto; (vii) secure the appointment of a receiver for the Collateral or any part thereof; (viii) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties; (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC; or (x) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation. If, pursuant to applicable law, prior notice of sale of the Collateral under this Section 7(a) is required to be given to any Grantor, each Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, ten (10) Business Days, shall be deemed a reasonable notice period. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)          For the purposes of enabling the Administrative Agent, during the continuance of an Event of Default, to lawfully exercise its rights and remedies hereunder, and for no other purpose, each Grantor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any intellectual property now owned or hereafter acquired by such Grantor.

(c)          All reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent and the Secured Parties in connection with any suit or proceeding in connection with the performance by the

Administrative Agent or the Secured Parties of any of the agreements contained in any of the Contract Documents, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Security Agreement, shall constitute additional Secured Obligations and shall be paid by the Grantors to the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent.

Section 8          Remedies Cumulative; Delay Not Waiver.

(a)          No right, power or remedy herein conferred upon or reserved to the Administrative Agent is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Administrative Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

(b)          No delay or omission of the Administrative Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every respective power and remedy given by this Security Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Administrative Agent in its sole discretion.

Section 9          Contract Rights.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise any of the Contract Rights and remedies of any Grantor under or in connection with the Instruments, Chattel Paper, or Contracts which represent Accounts, the General Intangibles, or which otherwise relate to the Collateral, including, without limitation, any rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Instruments, Chattel Paper, or Contracts which represent Accounts, or the General Intangibles.

Section 10          Accounts.

(a)          No Grantor shall adjust, settle, or compromise the amount or payment of any Account, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon except in the ordinary course of business consistent with past business practice.

(b)          Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, or may direct any Grantor to, take any action that the Administrative Agent deems necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to the Administrative Agent and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Administrative Agent. Upon such notification and direction, and at the expense of the Grantors, the Administrative Agent may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as any Grantor might have done. Upon the occurrence and during the continuance of an Event of Default, all amounts and Proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor, and shall promptly be paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be held as Collateral.

Section 11          Application of Collateral.  The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Collateral pledged by any Grantor shall be applied by the Administrative Agent as set forth in Section 7.06 of the Credit Agreement.

Section 12          Administrative Agent as Attorney-in-Fact for Grantor.  Each Grantor hereby constitutes and irrevocably appoints the Administrative Agent, acting for and on behalf of itself and the Secured Parties and each successor or assign of the Administrative Agent and the Secured Parties, the true and lawful attorney-in-fact of such Grantor, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, the Administrative Agent or otherwise to take any action and execute any instrument at the written direction of the Secured Parties and enforce all rights, interests and remedies of such Grantor with respect to the Collateral, including the right:

(a)          to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the other Collateral, including without limitation, any Insurance Contracts;

(b)          to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

(c)          to file any claims or take any action or institute any proceedings in connection therewith which the Administrative Agent may deem to be necessary or advisable;

(d)          to pay, settle or compromise all bills and claims which may be or become Liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Administrative Agent has been provided; and

(e)          upon foreclosure, to do any and every act which any Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor’s rights and remedies under any or all of the Collateral;

provided, however, that the Administrative Agent shall only have the power and right to exercise any such rights upon the occurrence and during the continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.

Section 13          Administrative Agent May Perform.  The Administrative Agent may from time to time perform any act which any Grantor has agreed hereunder to perform and which such Grantor shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and upon notice thereof by the Administrative Agent to any Grantor) and the Administrative Agent may from time to time take any other action which the Administrative Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of the Administrative Agent’s security interest therein, and the reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.

Section 14          Administrative Agent Has No Duty.  The powers conferred on the Administrative Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own Property.

Section 15          Payments Held in Trust.  Upon the occurrence and during the continuance of an Event of Default, all payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Administrative Agent, and shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as received (with any necessary endorsement).

Section 16          Miscellaneous.

(a)          Expenses.  The Grantors will upon demand pay to the Administrative Agent for its benefit and the benefit of the other Secured Parties the amount of any reasonable and documented out-of-pocket expenses, including the reasonable fees of and disbursements to its outside legal counsel and of any experts, which the Administrative Agent and the other Secured Parties may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Administrative Agent or any Lender or any other Secured Parties hereunder, and (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

(b)          Amendments; Etc.  No amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom shall be effective unless the same shall be in writing and executed by the affected Grantor and the Administrative Agent (which may be acting upon the written direction of the Required Lenders or all Lenders as provided in the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)          Addresses for Notices.  All notices and other communications provided for hereunder shall be made in the manner and to the addresses set forth in the Credit Agreement.

(d)          Continuing Security Interest; Transfer of Interest.  This Security Agreement shall create a continuing security interest in the Collateral and, unless expressly released by the Administrative Agent, shall (i) remain in full force and effect until the Security Termination has occurred, (ii) be binding upon each Grantor and its successors, transferees and assigns, (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of and be binding upon, the Administrative Agent, the Swingline Lender, the Issuing Bank, the Lenders and their respective successors, transferees, and assigns, and (iv) inure to the benefit of and be binding upon, the Swap Counterparties and the Banking Service Providers, and each of their respective successors, transferees, and assigns only to the extent such successor, transferee or assign is a Secured Party. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Documents to any other Person pursuant to the terms of the Credit Agreement or such other Loan Documents, that other Person shall thereupon become vested with all the benefits held by such Lender under this Security Agreement. Notwithstanding the foregoing, when (i) any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement or (ii) any Banking Service Provider transfers any Banking Services Obligations to any other Person, in each case, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Security Agreement only if such Person is also then a Secured Party.

(e)          Severability.  Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

(f)          Choice of Law.  This Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

(g)          Counterparts.  The parties may execute this Security Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by telecopy, facsimile or in electronic (i.e., “pdf” or “tif”) format is as effective as executing and delivering this Security Agreement in the presence of the other parties to this Security Agreement. In proving this Security Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

(h)          Conflicts.  In the event of any explicit or implicit conflict between any provision of this Security Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

(i)          Additional Grantors.  Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary (unless such Person is an Unrestricted Subsidiary or a Regulated Subsidiary (except to the extent such Regulated Subsidiary (i) is not prohibited under applicable law by the CPUC or any other applicable regulatory authority from becoming a Grantor hereunder or (ii) has obtained the express written approval of the CPUC or such other applicable regulatory authority)) of the Borrowers that was not a Subsidiary of the Borrowers on the date of the Credit

Agreement is required to enter into this Security Agreement as a Grantor pursuant to the terms set forth in Section 5.11 of the Credit Agreement. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1 (a “Supplement”), such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of a Supplement adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement. The Grantors agree to reimburse the Administrative Agent for its respective reasonable and documented out-of-pocket expenses in connection with any Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

(j)          Entire Agreement.  THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 17          Restatement of Existing Security Agreement.  The Existing Security Agreement is hereby amended and restated in its entirety by this Security Agreement (other than that portion of the Existing Security Agreement which is amended and restated in its entirety by the Amended and Restated Louisiana Security Agreement), and all security interests in and assignments of the Collateral created and granted by the Existing Security Agreement (other than that portion of the Existing Security Agreement which is amended and restated in its entirety by the Amended and Restated Louisiana Security Agreement) are hereby automatically renewed and continued in full force and effect as security for the payment and performance of the Secured Obligations.  Without limiting the effectiveness of any new grant of a security interest or assignment under this Security Agreement, nothing contained herein is intended to impair or extinguish the liens, assignments, privileges and priorities of the Existing Security Agreement (other than that portion of the Existing Security Agreement which is amended and restated in its entirety by the Amended and Restated Louisiana Security Agreement), as hereby amended and restated, and such liens, assignments, privileges and priorities will remain in full force and effect to secure the payment and performance of the Secured Obligations.  The parties hereto that were party to the Existing Security Agreement expressly recognize and confirm their intent to continue the effectiveness and priority of the liens, assignments and privileges granted under the Existing Security Agreement, as hereby amended and restated, as to all Collateral hereunder as security for the payment and performance of all Secured Obligations, whether now or hereafter owing.

[SIGNATURE PAGES FOLLOW]

The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

GRANTORS:

CRIMSON MIDSTREAM OPERATING, LLC

By:	/s/ Robert Waldron
Name:	Robert Waldron
Title:	Chief Financial Officer

CORRIDOR MOGAS, INC.

By:	/s/ David J. Schulte
Name:	David J. Schulte
Title:	CEO & President

CRIMSON PIPELINE, LLC

By:	/s/ Robert Waldron
Name:	Robert Waldron
Title:	Chief Financial Officer

CARDINAL PIPELINE, L.P.
By: Crimson Pipeline, LLC, its sole general partner
By:	/s/ Robert Waldron
Name:	Robert Waldron
Title:	Chief Financial Officer

CRIMSON MIDSTREAM HOLDINGS, LLC

By:	/s/ Robert Waldron
Name:	Robert Waldron
Title:	Chief Financial Officer

MOGAS DEBT HOLDCO LLC

By:	/s/ David J. Schulte
Name:	David J. Schulte
Title:	CEO and President

Amended and Restated Security Agreement
Crimson Midstream Operating, LLC

MOGAS PIPELINE LLC

By:	/s/ Rick Kreul
Name:	Rick Kreul
Title:	President

CORENERGY PIPELINE COMPANY, LLC
By:	/s/ David J. Schulte
Name:	David J. Schulte
Title:	CEO

UNITED PROPERTY SYSTEMS, LLC

By:	/s/ David J. Schulte
Name:	David J. Schulte
Title:	President

Amended and Restated Security Agreement
Crimson Midstream Operating, LLC

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent

By:	/s/ Jacob Osterman
Jacob Osterman
Director

Amended and Restated Security Agreement
Crimson Midstream Operating, LLC

SCHEDULE 1
to Security Agreement

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 2
to Security Agreement

ENTITY INFORMATION

Name of Grantor:	Crimson Midstream Operating, LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Limited liability company

Organizational Number:	5888483

Federal Tax Identification Number:	81-0690146

Principal Place of Business/Chief Executive Office:	1801 California St., Suite 3600 Denver, Colorado 80202

Address where books and records are kept:	1801 California St., Suite 3600 Denver, Colorado 80202

Prior Names:	None.

Name of Grantor:	Corridor MoGas, Inc.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Corporation

Organizational Number:	5635845

Federal Tax Identification Number:	20-3431375

Principal Place of Business/Chief Executive Office:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106

Address where books and records are kept:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106

Prior Names:	None.

Name of Grantor:	Crimson Midstream Holdings, LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Limited liability company

Organizational Number:	5897175

Federal Tax Identification Number:	81-0818838

Principal Place of Business/Chief Executive Office:	1801 California St., Suite 3600 Denver, Colorado 80202

Address where books and records are kept:	1801 California St., Suite 3600 Denver, Colorado 80202

Prior Names:	None.

Name of Grantor:	MoGas Debt Holdco LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Limited liability company

Organizational Number:	4749572

Federal Tax Identification Number:	20-3431375

Principal Place of Business/Chief Executive Office:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106

Address where books and records are kept:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106

Prior Names:	None.

Name of Grantor:	MoGas Pipeline LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Limited liability company

Organizational Number:	2459014

Federal Tax Identification Number:	36-4794210

Principal Place of Business/Chief Executive Office:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106

Address where books and records are kept:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106
Prior Names:	None.

Name of Grantor:	CorEnergy Pipeline Company, LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Limited liability company

Organizational Number:	5888563

Federal Tax Identification Number:	36-4797201

Principal Place of Business/Chief Executive Office:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106

Address where books and records are kept:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106

Prior Names:	None.

Name of Grantor:	United Property Systems, LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Limited liability company

Organizational Number:	2461884

Federal Tax Identification Number:	36-4797210

Principal Place of Business/Chief Executive Office:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106

Address where books and records are kept:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106

Prior Names:	None.

Name of Grantor:	Crimson Pipeline, LLC

Jurisdiction of Formation / Filing:	California

Type of Organization:	Limited liability company

Organizational Number:	200403100017

Federal Tax Identification Number:	20-2506643

Principal Place of Business/Chief Executive Office:	1801 California St., Suite 3600 Denver, Colorado 80202

Address where books and records are kept:	1801 California St., Suite 3600 Denver, Colorado 80202

Prior Names:	Crimson Pipeline LLC

Name of Grantor:	Cardinal Pipeline, L.P.

Jurisdiction of Formation / Filing:	California

Type of Organization:	Limited partnership

Organizational Number:	200405400001

Federal Tax Identification Number:	20-2506756

Principal Place of Business/Chief Executive Office:	1801 California St., Suite 3600 Denver, Colorado 80202

Address where books and records are kept:	1801 California St., Suite 3600 Denver, Colorado 80202

Prior Names:	None.

SCHEDULE 3
to Security Agreement

FILING OFFICES

Entity Name	Jurisdiction	Office
Crimson Midstream Operating, LLC	Delaware	Secretary of State
Corridor MoGas, Inc.	Delaware	Secretary of State
Crimson Pipeline, LLC	California	Secretary of State
Cardinal Pipeline, L.P.	California	Secretary of State
Crimson Midstream Holdings, LLC	Delaware	Secretary of State
MoGas Debt Holdco, LLC	Delaware	Secretary of State
CorEnergy Pipeline Company, LLC	Delaware	Secretary of State
United Property Systems, LLC	Delaware	Secretary of State
MoGas Pipeline LLC	Delaware	Secretary of State

SCHEDULE 4
to Security Agreement

LOCATIONS OF EQUIPMENT AND INVENTORY

None.

SCHEDULE 5
to Security Agreement

INSTRUMENTS, CHATTEL PAPER AND DOCUMENTS

None.

SCHEDULE 6
to Security Agreement

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Type of Account
Crimson Midstream Operating, LLC	Wells Fargo		Operating
Crimson Midstream Services, LLC	Wells Fargo		Operating
Cardinal Pipeline, L.P.	Wells Fargo		Operating
Corridor MoGas, Inc.	Regions Bank		Checking/Operating

COMMODITY ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Type of Account
NONE

SECURITIES ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Type of Account
NONE

SCHEDULE 7
to Security Agreement

LETTERS OF CREDIT

None.

SCHEDULE 8
to Security Agreement

INTELLECTUAL PROPERTY RIGHTS

PATENTS

Name of Grantor	Patent Description	Patent Number	Issue Date
NONE

PATENT APPLICATIONS

Name of Grantor	Patent Application	Application Filing Date	Application Serial Number
NONE

TRADEMARKS

Name of Grantor	Trademark	Registration Date	Registration Number
NONE

TRADEMARK APPLICATIONS

Name of Grantor	Trademark Application	Application Filing Date	Application Serial Number
NONE

COPYRIGHTS

Name of Grantor	Copyright	Registration Date	Registration Number
NONE

COPYRIGHT APPLICATIONS

Name of Grantor	Copyright Application	Application Filing Date	Application Serial Number
NONE

INTELLECTUAL PROPERTY LICENSES

Name of Grantor	Name of Agreement	Date of Agreement	Parties to Agreement
NONE

SCHEDULE 9
to Security Agreement

TRANSMITTING UTILITY STATUS

Crimson Midstream Operating, LLC

Corridor MoGas, Inc.

Crimson Midstream Holdings, LLC

MoGas Debt Holdco LLC

CorEnergy Pipeline Company, LLC

United Property Systems, LLC

Crimson Pipeline, LLC

Annex 1 to the
Security Agreement

This SUPPLEMENT TO SECURITY AGREEMENT, dated as of _____ (this “Supplement”), by ___________, a ___________ (the “New Grantor”) in favor of Wells Fargo Bank, National Association, as administrative agent for the ratable benefit of itself and the Secured Parties (as defined below).

PRELIMINARY STATEMENTS

A.          Reference is made to that certain Amended and Restated Credit Agreement dated as of February 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Crimson Midstream Operating, LLC, a Delaware limited liability company (“Crimson Operating”) Corridor MoGas, Inc., a Delaware corporation (“Corridor MoGas” and, along with Crimson Operating, each a “Borrower” and collectively the “Borrowers”) , the guarantors party thereto from time to time, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as swingline lender (in such capacity, the “Swingline Lender”) and as issuing bank (in such capacity, the “Issuing Bank”), and the other parties from time to time party thereto.

B.          In connection with the Credit Agreement, the Borrowers and certain other Grantors entered into that certain Amended and Restated Security Agreement dated as of February 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among, the Borrowers, the other Grantors party thereto from time to time, and the Administrative Agent for the ratable benefit of itself and the Secured Parties.

C.          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

D.          The Grantors have entered into the Security Agreement in order to, among other things, induce the Lenders to make Advances, the Swingline Lenders to make Swingline Loans and the Issuing Bank to issue, extend and renew Letters of Credit under the Credit Agreement. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary (other than an Unrestricted Subsidiary or a Regulated Subsidiary) of the Borrowers that was not a Subsidiary of the Borrowers on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor. Section 16(i) of the Security Agreement provides that such Subsidiaries of the Borrowers may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to, among other things, induce the Lenders to make additional Advances and the Issuing Bank to issue, extend and renew Letters of Credit under the Credit Agreement and as consideration for Advances previously made and Letters of Credit previously issued.

Annex 1 to Amended and Restated Security Agreement

Accordingly, the Administrative Agent and the New Grantor agree as follows:

SECTION 1.          In accordance with Section 16(i) of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties under the Security Agreement are true and correct as to the New Grantor on and as of the date hereof in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects). In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a continuing security interest in and Lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor pursuant to the terms of the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms•(subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. Attached hereto as Exhibit A are supplemental schedules to the Security Agreement, which schedules set forth the information required by the Security Agreement with respect to the New Grantor.

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto.

SECTION 6. The terms and conditions of Sections 17(e), (f), (g), and (j) of the Security Agreement shall be incorporated into this Supplement, mutatis mutandi.

Annex 1 to Amended and Restated Security Agreement

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

By:
Name:
Title:

Address:

Annex 1 to Amended and Restated Security Agreement